POWER OF ATTORNEY
I hereby constitute and appoint Blaine T. Doerrfeld or Christian G. Jefferson as my true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for me and in my name, place and stead, in any and all capacities, to sign any and all documents to be filed as part of or in connection with or in any way related to the registration statements for the variable insurance contracts listed below, to be filed with the Securities and Exchange Commission by Athene Annuity and Life Company and/or a separate account thereof, as applicable, under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission’s electronic disclosure system known as EDGAR or otherwise, and to file any amendments thereto and all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as could be done in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute thereof, may lawfully do or cause to be done by virtue of this power of attorney.

Variable Insurance Contract	Separate Account

Clarity Survivorship VUL	Athene Variable Life Account A
(File No. 811-08781)
Clarity Variable Universal Life	Athene Variable Life Account A
(File No. 811-08781)
Clarity Advantage	Athene Variable Life Account A
(File No. 811-08781)
Clarity Duo Variable Universal Life	Athene Variable Life Account A
(File No. 811-08781)
Clarity Variable Annuity	Athene Variable Annuity Account A
(File No. 811-08325)
Clarity 2+2 Variable Annuity	Athene Variable Annuity Account A
(File No. 811-08325)

Signature:	/s/ Louis-Jacques Tanguy

Name:	Louis-Jacques Tanguy

Title:	Director

Date:	4/11/2025